UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

_____________________

Date of report (Date of earliest event reported): May 14, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AMRS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Item 4.01	Changes in Registrant’s Certifying Accountant.

On May 15, 2019, Amyris, Inc. (the “Company”), with the approval of the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”) and the Board, appointed BDO USA, LLP (“BDO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and will dismiss KPMG LLP (“KPMG”), which is currently serving as the Company’s independent registered public accounting firm, upon completion of their audit of the Company's consolidated financial statement as of and for the year ended December 31, 2018 and the effectiveness of internal control over financial reporting as of December 31, 2018, and the issuance of their reports thereon as well as the re-audit of the consolidated financial statements as of and for the year ended December 31, 2017 as discussed in Item 4.02 below. The Audit Committee authorized KPMG to respond fully to all inquiries from the Company’s successor independent registered public accounting firm.

The audit report of KPMG on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, except as follows: KPMG’s report on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2017 contained a separate paragraph stating that “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has current debt service requirements that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.” However, as set forth below in Item 4.02, the Audit Committee, after consultation with senior management and KPMG, concluded that the Company’s financial statements for (i) the year ended December 31, 2017 (the “2017 Non-Reliance Period”) and (ii) the quarters and year to date periods ended March 31, 2018, June 30, 2018 and September 30, 2018 (the “2018 Non-Reliance Periods” and, together with the 2017 Non-Reliance Period, the “Non-Reliance Periods”) should be restated and should no longer be relied upon. Further, the Company’s disclosures related to such financial statements and related communications issued by or on behalf of the Company with respect to the Non-Reliance Periods, including management’s assessment of internal control over financial reporting as of December 31, 2017, should also no longer be relied upon.

Additionally, as previously reported, the Company expects to report material weaknesses in its internal control over financial reporting as of December 31, 2018. As a result of the material weaknesses, senior management in consultation with the Audit Committee, concluded that the Company’s internal control over financial reporting and disclosure controls and procedures were ineffective as of December 31, 2018. Additional material weaknesses may be identified, and the scope of financial items or periods required to be restated may be broadened. As of May 15, 2019, KPMG had not completed its audit procedures or issued any reports on the Company’s consolidated financial statements as of and for the year ended December 31, 2018 or the Company’s internal control over financial reporting as of December 31, 2018.

Other than the reportable events disclosed above, during the Company’s two most recent fiscal years ended December 31, 2018 and December 31, 2017, respectively, and the subsequent interim period through May 15, 2019, there were no “disagreements” or “reportable events” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements or reportable events in connection with its reports on the financial statements for such years.

In accordance with Item 304(a)(3) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Regulation S-K”), the Company provided KPMG with a copy of the statements set forth in this Item 4.01 prior to the filing of this Current Report on Form 8-K (this “Report”). The Company requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether KPMG agrees with the statements in this Item 4.01 as required by SEC rules. KPMG has furnished the requested letter and it is attached as Exhibit 16.1 to this Report.

During the Company’s two most recent fiscal years, which ended December 31, 2018 and December 31, 2017, respectively, and the subsequent interim period through May 15, 2019, neither the Company nor any person on its behalf consulted with BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

The Company previously reported in its Current Report on Form 8-K filed on April 11, 2019 that the Audit Committee, in consultation with senior management and KPMG, determined that the Company’s previously issued interim condensed consolidated financial statements for the 2018 Non-Reliance Periods should be restated to reflect the impact of certain errors involving revenue recognition, expenses, foreign currency transaction gains and certain other matters; and, accordingly, should no longer be relied upon. The Company also concluded that its system of internal control over financial reporting was not effective as of December 31, 2018.

During the preparation and audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2018, senior management concluded that a material error had been made related to the accounting for certain payment obligations of the Company under the Partnership Agreement dated October 20, 2017 (the “Ginkgo Agreement”), between the Company and Ginkgo Bioworks, Inc. The contractual payment obligations of the Company under the Ginkgo Agreement and a related promissory note issued in connection therewith total $31.0 million over a five-year period ending on October 19, 2022 and had a present value of approximately $17.0 million to $19.0 million at the October 20, 2017 commitment date. A significant portion of these payment obligations had not been recorded as a liability or charged to the consolidated statement of operations as of December 31, 2017.

On May 14, 2019, as a result of the error discussed above, the Board, upon the recommendation of the Audit Committee after consultation with senior management and KPMG, determined that the Company will restate its audited consolidated financial statements for the year ended December 31, 2017. Accordingly, investors should no longer rely upon the Company’s previously released consolidated financial statements for the 2017 Non-Reliance Period. In addition, investors should no longer rely upon earnings releases for this period and other communications relating to these consolidated financial statements. Further, the Company’s disclosures related to such financial statements and related communications issued by or on behalf of the Company with respect to the 2017 Non-Reliance Period, including management’s assessment of internal control over financial reporting as of December 31, 2017, should also no longer be relied upon. Additionally, as previously reported, the Company expects to report material weaknesses in its internal control over financial reporting as of December 31, 2018. As a result of the material weaknesses, senior management concluded that the Company’s internal control over financial reporting and disclosure controls and procedures were ineffective as of December 31, 2018. Additional material weaknesses may be identified, and the scope of financial items or periods required to be restated may be broadened. The Company expects that KPMG will complete its re-audit of fiscal year 2017 when it completes its audit of fiscal year 2018.

Previously, on March 19, 2019, the Company filed a Notification of inability to timely file Form 10-K on Form 12b-25 due to the Company’s need for additional time to finalize the accounting for and disclosure of significant transactions that closed in November 2018, and to complete its evaluation of internal control over financial reporting for 2018 and finalize related disclosures in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”). Due to the time and effort required to complete such matters, the Company did not file the 2018 Form 10-K with the SEC on or before the fifteenth calendar day following the prescribed due date for the 2018 Form 10-K.

The material error identified in the Company’s consolidated financial statements for the 2017 Non-Reliance Period, as described above, will be corrected in restated financial statements to be included in the 2018 Form 10-K or, if required, in amendments to the Annual Report on Form 10-K (the “Amended 2017 Form 10-K”) for the 2017 Non-Reliance Period. The Company also filed a Notification of inability to timely file Form 10-Q for the quarterly period ended March 31, 2019 (the “Q1 Form 10-Q”) on Form 12b-25 on May 13, 2019. The Company is diligently pursuing completion of the restatements and intends to file the Amended 2017 Form 10-K, if required, and the amended Quarterly Reports on Form 10-Q for the 2018 Non-Reliance Periods as soon as reasonably practicable; and also intends to file the 2018 Form 10-K, and the Q1, 2019 Form 10-Q as soon as reasonably practicable.

The Audit Committee and senior management of the Company have discussed the matters disclosed in this Item 4.02(a) with KPMG.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s intent to restate its prior consolidated financial statements for the Non-Reliance Periods, the estimated impact of adjustments to the financial statements for the Non-Reliance Periods and subsequent periods, the expected results of the Company’s evaluation of its internal control over financial reporting, the anticipated timing for filing the Amended 2017 Form 10-K, if required, the amended Quarterly Reports on Form 10-Q for the 2018 Non-Reliance Periods, the 2018 Form 10-K and the Q1 Form 10-Q. These statements are subject to risks and uncertainties, including the risk that the process of preparing the restated consolidated financial statements or other subsequent events would require the Company to make additional adjustments to its financial statements and the time and effort required to complete the restatement of its consolidated financial statements and file the Amended 2017 Form 10-K, if required, the amended Quarterly Reports on Form 10-Q for the 2018 Non-Reliance Periods, the 2018 Form 10-K and the Q1 Form 10-Q, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
16.1	Letter of KPMG LLP dated May 16, 2019 regarding change in independent registered public accounting firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 16, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer